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SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    11-21-2000

Vicom, Incorporated
(Exact Name of Registrant as Specified in Its Charter)

MINNESOTA	0-1325	41-1255001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer Identification No.
	9449 Science Center Drive, New Hope, Minnesota	55428
	Address of Principal Executive Officers	Zip Code
763-504-3000
Telephone Number, Including Area Code, of Registrant
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

    On November 21, and 22, 2000, Vicom, Inc. sold 72,500 shares of its Class D Preferred Stock, receiving total proceeds of $725,000. related to the sale. The rights, restrictions and preferences related to the Vicom, Inc. Class D Preferred Stock are described on Exhibit 4.10, filed herewith.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

REFERENCE NUMBER	DESCRIPTION OF EXHIBITS
4.10	Certificate of Designation of the Relative Rights, Restrictions and Preferences of 14% Class D Cumulative Convertible Preferred Stock

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOM, INC. (Registrant)
Date: November 22, 2000	By:	/s/ STEVEN M. BELL Steven M. Bell President

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SIGNATURES